Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711

www.mayerbrown.com

April 28, 2017

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

Re:  Abbott Laboratories 2017 Incentive Stock Program and Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees

Ladies and Gentlemen:

We have acted as special counsel to Abbott Laboratories, an Illinois corporation (the “Company”), in connection with the registration under the Securities Act of 1933 of (i) 170,000,000 common shares, without par value, of the Company (the “Program Shares”) pursuant to the Abbott Laboratories 2017 Incentive Stock Program (the “Program”) and (ii) 15,000,000 common shares, without par value, of the Company the (“Plan Shares) pursuant to the Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees (the “Plan”).  In connection therewith, we have examined or are otherwise familiar with the Company’s Restated Articles of Incorporation, the Company’s By-Laws, as amended to date, the Program, the Plan, the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the Program Shares and the Plan Shares, relevant resolutions of the Board of Directors of the Company and of the shareholders of the Company relating to the establishment of the Program and the Plan and the award of benefits under the Program and purchase of Plan Shares under the Plan, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Program Shares and the Plan Shares are duly authorized for issuance and when issued in accordance with the provisions of the Program and the Plan, as applicable, will be legally issued, fully paid and non-assessable shares of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.